PURCHASE AGREEMENT



          THIS PURCHASE AGREEMENT (this "Agreement") is made and entered into as of this 31st day of March, 1995 by and between BABCOCK-ULTRAPOWER WEST ENFIELD, a joint venture formed as a California general partnership ("Seller"), and BANGOR HYDRO-ELECTRIC COMPANY, a Maine corporation ("Buyer").


                                  RECITALS

          WHEREAS, Seller is the owner of a 24.5 MW wood-fired small power production facility located in West Enfield, Maine (the "Facility");

          WHEREAS, pursuant to a Power Purchase Agreement dated as of August 13, 1984 (as amended to date, the "Power Purchase Agreement") between Buyer and Seller, Buyer has committed to purchase the electric output of the Facility for a term and under such conditions as are set forth therein;

          WHEREAS, Buyer, based upon its examination and analysis, believes that it is acquiring the ability to achieve substantial net present value savings for its customers by reducing its overall cost of purchased power if it acquires all right, title and interest of Seller in and to the Power Purchase Agreement on the terms and conditions set forth herein, and that consummation of the transactions described herein is in the best interests of Buyer and its customers; and

          WHEREAS, Seller is willing to sell to Buyer all of its right, title and interest in and to the Power Purchase Agreement on the terms and conditions set forth herein;


          NOW, THEREFORE, in consideration of the premises and the mutual representations, warranties and covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Buyer and Seller, intending to be legally bound, hereby agree as follows:


                                  ARTICLE 1
                         PURCHASE AND SALE; CLOSING

          1.1 PURCHASE AND SALE. Subject to the terms and conditions set forth herein, Seller agrees to sell, assign, transfer, convey and deliver to Buyer on the Closing Date (as hereinafter defined), and Buyer agrees to purchase from Seller on the Closing Date, all right, title and interest of Seller in and to the Power Purchase Agreement.

          1.2 PURCHASE PRICE; PAYMENTS AT CLOSING. (a) In consideration for the purchase referred to in Section 1.1 above, Buyer shall on the Closing Date pay to Seller (i) the amount of $41,500,000 in cash in immediately available funds and (ii) the principal amount of Loans to be outstanding as of the Escrow Release Date (as hereinafter defined) (subject to the adjustment described in Section 1.2(b) below) in immediately available funds, as specified in the notice delivered pursuant to Section 1.2(c) below (such amounts described in clauses (i) and (ii) of this Section 1.2(a) being hereinafter referred to collectively as the "Purchase Price") and (iii) the amounts described in Section 1.4(a) hereof.

          (b) If the Escrow Release Date does not occur on an Installment Payment Date (as hereinafter defined), the aggregate amount payable pursuant to Section 1.2(a)(ii) above shall be reduced by (i) the principal amount of the installment of Loans scheduled to be repaid on the following Installment Payment Date pursuant to Section 2.4(a)(i) (regularly scheduled payments) and
   Section 2.4(b) (accelerated prepayments) of the Loan Agreement (as hereinafter defined), multiplied by (ii) a fraction equal to the number of days from and including the previous Installment Payment Date to but not including the Escrow Release Date divided by the number of days from and including the previous Installment Payment Date to but not including the following Installment Payment Date.

          (c) The aggregate amount of any payment pursuant to Section 1.2(a)(ii) above shall be equal to the amount set forth in the certificate delivered by Seller to Buyer pursuant to Section 1.6(x) below. Except as expressly provided in Section 1.2 (a)(ii) and Section 6.1 of this Agreement, Seller shall pay all other amounts due and payable under the Loan Agreement and the Security Documents.

          (d) The terms "Agent", "Banks", "Loans", and "Installment Payment Date" shall have the meanings set forth in the Amended and Restated Construction and Term Loan Agreement dated as of October 1, 1989 (as amended to date, the "Loan Agreement") among Seller, the Banks party thereto and The Bank of New York, as Agent.

          1.3 CLOSING DATE. (a) The consummation of the purchase referred to in Section 1.1 above and the payments set forth in Section 1.2(a) hereof (the "Closing") shall occur on June 9, 1995 at 10:00 a.m. (New York time), at the offices of White & Case, 1155 Avenue of the Americas, New York, New York 10036 or at such other time, not later than September 15, 1995, as Buyer may determine in accordance with this Section 1.3 (the "Closing Date") or such other place as Seller and Buyer may agree upon. Buyer may select such other Closing Date, not later than September 15, 1995, as Buyer may determine provided that such other Closing Date shall be a date not more than five nor less than four Eurodollar Business Days (as defined in the Loan Agreement) prior to the date on which the Loans may be prepaid in full pursuant to the Loan Agreement (unless the Agent otherwise agrees in writing to the prepayment of the Loans other than as set forth in the Loan Agreement).
   Buyer shall provide Seller not less than thirty days prior written notice of such other Closing Date. In the event Buyer is unable to consummate the purchase referred to in Section 1.1 on such Closing Date, Buyer may select another Closing Date (determined in accordance with this paragraph and which, without the consent of Seller, shall be not less than thirty days following the applicable Closing Date) by written notice to Seller given not less than five Eurodollar Business Days prior to the then applicable Closing Date. In the event that the Closing Date is extended beyond June 9, 1995, Seller agrees to select only thirty-day Interest Periods (as defined in the Loan Agreement) with respect to the Loans. Seller agrees not to amend the Loan Agreement in any manner that would increase the costs payable by Buyer hereunder or otherwise materially and adversely affect the obligations of Buyer to Seller under this Agreement.

          (b) Concurrently with the consummation of the Closing, Seller shall provide notice to the Agent and the Banks in accordance with the Loan Agreement of the prepayment of the Loans in full on the Escrow Release Date.

          1.4  OTHER PAYMENTS AT CLOSING.
          (a) In addition to the payments required pursuant to Section 1.2(a)(i) and (ii), Buyer shall pay to Seller (or at the direction of Seller to the applicable third parties or counterparties) on the Closing Date in cash in immediately available funds an amount equal in the aggregate to:

          (i) (x) the book inventory value of, and (y) unless Buyer has delivered its written undertaking pursuant to Section 1.8 below, all of Seller's projected disposal costs associated with, the fuel located at the Facility on the Closing Date (excluding any such fuel which Seller intends to combust in order to satisfy a power sales commitment to a third party commencing within thirty days of the Closing Date), as set forth in the certificate delivered by Seller pursuant to Section 1.6(viii) below; provided that Buyer will not be responsible under this
        Section 1.4(a)(i) for the inventory value of any fuel in excess of the equivalent of 7,618 bone dry short tons or the disposal of any fuel in excess of the equivalent of 8,380 bone dry short tons;

         (ii) undisputed amounts payable by Buyer to Seller under and in accordance with the Power Purchase Agreement which will have accrued as of the Escrow Release Date less interest accrued from, and including, the Closing Date to, but excluding, the Escrow Release Date (the "Escrow Interest") on all indebtedness incurred by Buyer to fund the Purchase Price and the amounts payable pursuant to Section 1.4(a)(iii) (the "Escrow Debt"); provided that Buyer shall have notified Seller in writing of any amounts disputed in good faith under the Power Purchase Agreement and its reasons for such dispute at least one business day (which, for the purposes of this Agreement, shall mean any day other than a Saturday, Sunday or other day on which banks in New York City or the State of Maine are authorized or required by law to close) prior to the Closing Date;

        (iii) amounts payable to Seller's counterparties as a result of the termination as of the Escrow Release Date of the interest rate swap agreements entered into by Seller in respect of the Loans, as set forth in the certificate delivered by Seller pursuant to Section 1.6(ix) below;

         (iv) amounts reimbursable by Buyer pursuant to Section 6.1 hereof with respect to which Seller has provided invoices, and such supporting documentation as shall be reasonably available to Seller, to Buyer at least two business days prior to the Closing Date; and

          (v) Seller's aggregate projected costs in respect of employee retraining and employee retention, as set forth in the certificate delivered by Seller pursuant to Section 1.6(viii) below, which together with the costs described in Section 1.4(a)(v) of the Jonesboro Purchase Agreement (as hereinafter defined) shall not exceed $265,000 in the aggregate.

          (b) The amounts payable on the Closing Date in respect of Sections 1.4(a)(i) and (v) above shall be as set forth in the certificate delivered by Seller to Buyer pursuant to Section 1.6(viii) below, and, with respect to amounts payable under Sections 1.4(a)(i)(y) and 1.4(a)(v), shall be subject to adjustment as provided in Section 1.7 below. The amounts payable on the Closing Date in respect of the Power Purchase Agreement under Section 1.4(a)(ii) above shall be determined in accordance with the provisions of the Power Purchase Agreement, shall be based, as provided therein, upon a reading of the Facility's meters on the Closing Date and shall be subject to adjustment for the period between the Closing Date and the Escrow Release Date as provided in Section 1.7 below based upon a reading of the Facility's meters on the Escrow Release Date.

          1.5 DELIVERIES BY BUYER ON THE CLOSING DATE. On the Closing Date, Buyer shall deliver to Seller the following (provided that a completed draft (which may include estimates, as appropriate) of the document described in subsection (viii) shall be delivered to Seller at least four business days prior to the Closing Date):

          (i) an executed assignment, substantially in the form of Exhibit A hereto (the "Assignment");

         (ii) a copy, certified as of the Closing Date by the Secretary of Buyer, of the resolutions of its Board of Directors, authorizing the execution, delivery and performance by it of this Agreement and the transactions contemplated hereby;

        (iii) a certificate, dated as of the Closing Date and signed by the Secretary of Buyer, as to the incumbency of the officers of Buyer signing this Agreement and any document or agreement which is to be signed by Buyer in connection with the Closing;

         (iv) a certificate, dated as of the Closing Date and signed by an officer of Buyer, on behalf of Buyer, to the effect that each of the representations and warranties of Buyer made in this Agreement are true and correct in all material respects on the Closing Date;

          (v) a Certificate of Good Standing of recent date for Buyer, issued by the appropriate authority in the State of Maine;

         (vi) an opinion of counsel to Buyer in substantially the form of Exhibit B hereto;

        (vii) all other documents, instruments and certificates reasonably required by Seller or its counsel to consummate the transactions contemplated hereby; and

        (viii) a certificate, dated the Closing Date, setting forth the amount of the Escrow Debt to be incurred by Buyer and the rate and amount of the Escrow Interest.

          1.6 DELIVERIES BY SELLER ON THE CLOSING DATE . At the Closing, Seller shall deliver to Buyer the following (provided that completed drafts (which may include estimates, as appropriate) of the documents described in subsections (viii), (ix) and (x) shall be delivered to Buyer at least three business days prior to the Closing Date):

          (i)  an executed Assignment;

         (ii) a copy, certified as of the Closing Date by the Secretary or an Assistant Secretary of each partner of Seller, of the resolutions of the Board of Directors of such partner, authorizing the execution, delivery and performance of this Agreement and the transactions contemplated hereby;

        (iii) a certificate, dated as of the Closing Date and signed by the Secretary or an Assistant Secretary of each partner of Seller, as to the incumbency of the officers of such partner signing this Agreement and any document or agreement which is to be signed by such partner in connection with the Closing;

         (iv) a certificate, dated as of the Closing Date and signed by an officer of each partner of Seller, on behalf of such partner, to the effect that each of the representations and warranties of Seller made in this Agreement, insofar as concerns such partner, and, to the best of such partner's knowledge, insofar as concerns Seller, are true and correct in all material respects on the Closing Date;

          (v) a Certificate of Good Standing of recent date for each partner of Seller, issued by the appropriate authority in its jurisdiction of incorporation;

         (vi) opinions of counsel to the Seller and of counsel to each partner of Seller substantially to the effect set forth in Exhibit C hereto;

        (vii) all other documents, instruments and certificates reasonably required by Buyer or its counsel to consummate the transactions contemplated hereby;

       (viii) a certificate, which shall set forth (A) the amounts payable under Section 1.4(a)(i)(x), (B) a good faith estimate by Seller as of the Closing Date of the amounts to be paid to Seller by Buyer pursuant to Sections 1.4(a)(i)(y) and 1.4(a)(v) above and (C) the amounts to be paid to Seller by Buyer pursuant to Section 1.4(a)(ii) above, in each case together with supporting data in reasonable detail and such supporting documentation as may be reasonably available to Seller;

         (ix) a certificate showing the amounts to be paid to Seller by Buyer on the Closing Date pursuant to Section 1.4(a)(iii) above, together with supporting data in reasonable detail and such supporting documentation as may be reasonably available to Seller; and

          (x) a certificate, dated as of the Closing Date, setting forth the aggregate amount of any payment to be made by Buyer as required pursuant to Section 1.2(a)(ii).

          1.7 POST-CLOSING ADJUSTMENTS. (a) On or prior to the fifth business day after the Escrow Release Date, Seller shall make a final determination of the amounts payable by Buyer under the Power Purchase Agreement in accordance with the second sentence of Section 1.4(b) for the period between the Closing Date and the Escrow Release Date and shall deliver to Buyer a certificate setting forth such amounts and all calculations in reasonable detail necessary to support such amounts. Within two business days following delivery of such certificate, Buyer shall pay Seller in cash in immediately available funds the amount set forth in such certificate.

          (b)  If Buyer has not delivered its written undertaking pursuant to
   Section 1.8 below, then on the forty-fifth day following the Escrow Release Date (or the first business day thereafter if such forty-fifth day is not a business day) or such later date as Seller shall determine if the effect of such delay is to reduce the amounts which may be payable by Buyer as hereinafter determined, Seller shall make a final determination of the amounts payable by Buyer pursuant to Section 1.4(a)(i)(y) above and shall deliver to Buyer a certificate setting forth such amounts and all calculations and documentation in reasonable detail necessary to support such amounts. Within two business days following delivery of such certificate, Seller shall pay Buyer in cash in immediately available funds (or Buyer shall pay Seller, as applicable) the difference between the aggregate amount set forth in such certificate and the aggregate amount paid by Buyer to Seller on the Closing Date pursuant to Section 1.4(a)(i)(y).

          (c)  If Buyer has delivered its written undertaking pursuant to
   Section 1.8 below, during the period for disposal to be specified in the undertaking referred to in Section 1.8 below, Seller shall cooperate with Buyer to permit Buyer reasonable access to the Facility, and, to the extent available as reasonably determined by Seller, the assistance of Facility personnel in order for Buyer to conduct the disposal of the fuel in accordance with such undertaking.

          (d) On the six-month anniversary of the Escrow Release Date (or the first business day thereafter if such six-month anniversary is not a business day), Seller shall make a final determination of the amount payable by Buyer pursuant to Section 1.4(a)(v) above and shall deliver to Buyer a certificate setting forth such amount and all calculations and documentation in reasonable detail necessary to support them. Within two business days following delivery of such certificate, Seller shall pay Buyer in cash in immediately available funds (or Buyer shall pay Seller, as applicable) the difference between the amount set forth in such certificate and the amount paid by Buyer to Seller on the Closing Date pursuant to Section 1.4(a)(v), provided that the payments by Buyer pursuant to such Section 1.4(a)(v) and this Section 1.7(d), together with the payments by Buyer pursuant to Section 1.4(a)(v) and Section 1.7(d) of the Jonesboro Purchase Agreement, shall in no event exceed $265,000 in the aggregate.

          1.8 FUEL DISPOSAL ELECTION. Not later than May 15, 1995, Seller shall provide Buyer a summary of the terms and conditions to be applicable to any undertaking by Buyer to dispose of the fuel described in Section 1.4(a)(i). If Buyer wishes to undertake such disposal, Buyer shall negotiate with and deliver to Seller no later than May 23, 1995 a written undertaking to such effect substantially on the terms and conditions provided by and otherwise in form and substance reasonably acceptable to Seller.

          1.9 DELIVERIES BY SELLER ON THE UNDERWRITING DATE. In the event Buyer shall finance all or a portion of the Purchase Price with an offering of debt securities, Seller shall deliver to Buyer the following not later than 12:01 p.m., prevailing New York time, on the date Buyer proposes to execute and deliver a purchase contract with respect to such securities (the "Underwriting Date"); provided that Buyer shall have given Seller five business days prior written notice of such Underwriting Date:

          (i) a certificate, dated as of the Underwriting Date and signed by an officer of each partner of Seller, on behalf of such partner, to the effect that each of the representations and warranties of Seller made in this Agreement, insofar as concerns such partner, and, to the best of such partner's knowledge, insofar as concerns Seller, are true and correct in all material respects on the Underwriting Date;

         (ii) an amendment to Schedule 6.3(b), if required, setting forth any additional claims of Seller under the Power Purchase Agreement arising from the Effective Date (as hereinafter defined) of this Agreement to the Underwriting Date which shall survive the consummation of the sale described in Section 1.1 hereof in accordance with Section 6.3(b) of this Agreement; and

        (iii) evidence satisfactory to Buyer that the releases and discharges described in Section 3.3 hereof shall have been delivered to the Escrow Agent under the Escrow Agreement hereinafter described.

         1.10 ESCROW AGREEMENT. Seller and Buyer agree to execute and deliver, on or prior to the Underwriting Date, the Escrow Agreement hereinafter referred to in form and substance reasonably satisfactory to both Seller and Buyer with an escrow agent reasonably satisfactory to both Seller and Buyer.

                                  ARTICLE 2
                      CONDITIONS TO BUYER'S OBLIGATIONS

          The obligation of Buyer to consummate the Closing on the Closing
   Date is subject to the satisfaction (or waiver by Buyer), on or before the Closing Date, of each of the conditions set forth below. Each document required to be delivered on the Closing Date pursuant to this Article 2 shall be delivered in escrow pursuant to an escrow agreement (the "Escrow Agreement") which shall provide for the release of all such documents on the first date after the Closing Date on which the Loans may be prepaid in full pursuant to the Loan Agreement (the "Escrow Release Date").

          2.1 REPRESENTATIONS AND WARRANTIES TRUE. The representations and warranties of Seller contained herein and in all certificates and other documents and agreements delivered by Seller to Buyer pursuant hereto or in connection with the transactions contemplated hereby shall be true and accurate in all material respects as of the date hereof and as of the Closing Date.

          2.2 PERFORMANCE. Seller shall have performed and complied in all material respects with all agreements, obligations and conditions required by this Agreement to be performed or complied with by it and shall have delivered all items required to be delivered pursuant to Section 1.6 by it on or prior to the Closing Date.

          2.3 FINANCING. Buyer shall have obtained the financing, on terms reasonably satisfactory to Buyer, necessary to pay the Purchase Price and the payments set forth in Section 1.4(a) above (other than Section 1.4(a)(ii)) on the Closing Date, which financing shall have been approved by the Maine Public Utilities Commission ("MPUC") on terms and conditions reasonably satisfactory to Buyer.

          2.4 CONSENTS. Buyer shall have obtained, on terms reasonably satisfactory to Buyer, any required consents of its lenders under its revolving credit borrowing arrangements.

          2.5 OTHER MPUC APPROVALS. (a) Buyer shall have obtained such orders or decrees of the MPUC as may be necessary in order to establish the costs of its performance under this Agreement as assets under generally accepted accounting principles and to recover such costs and amortize such assets through rates to customers over such period or periods as may be reasonably acceptable to Buyer and (b) Buyer shall, at its option, have secured a certificate of approval for an electric rate stabilization agreement pursuant to 35-A Me. Rev. Stat. Ann. Section 3156.

          2.6  UNITIL AGREEMENT.  The agreement between Buyer and UNITIL
   Power Corp. ("UNITIL") amending that portion of the Power Sales Agreement (the "UNITIL Agreement") between Buyer and UNITIL dated as of March 26, 1986 relating to the resale of energy and capacity from the Facility shall have been approved by the Federal Energy Regulatory Commission.

          2.7 NO LITIGATION. No litigation whose subject matter relates to any of the transactions contemplated by this Agreement shall be pending or threatened before any court or regulatory agency the outcome of which, in the reasonable opinion of Buyer, could materially adversely affect the ability of Buyer to consummate such transactions or to recover the payments made to Seller in its rates.

          2.8 JONESBORO. On the Closing Date, there shall have been consummated in accordance with the agreement of even date herewith (the "Jonesboro Purchase Agreement") between Buyer and Babcock-Ultrapower Jonesboro, a joint venture organized under the laws of California, the sale to the Buyer of all right, title and interest of Babcock-Ultrapower Jonesboro in and to the Power Purchase Agreement, dated as of August 13, 1984, as amended to date, regarding the wood-fired small power production facility located in Jonesboro, Maine.

          2.9 SCHEDULE 6.3(B). Any claims under the Power Purchase Agreement which Seller shall have proposed to add to Schedule 6.3(b) after the Underwriting Date shall be reasonably satisfactory to Buyer.


                                  ARTICLE 3
                     CONDITIONS TO SELLER'S OBLIGATIONS

          The obligation of Seller to consummate the Closing on the Closing Date is subject to the satisfaction (or waiver by Seller), on or before the Closing Date, of each of the conditions set forth below. Each document required to be delivered on the Closing Date pursuant to this Article 3 and each payment to be made on the Closing Date pursuant to Article 1.2(a) shall be delivered or made, as the case may be, in escrow pursuant to the Escrow Agreement which shall provide for the release of all such documents and such payments on the Escrow Release Date and which shall also provide that any interest earned on amounts held pursuant to the Escrow Agreement shall be paid to Seller on the Escrow Release Date.

          3.1 REPRESENTATIONS AND WARRANTIES TRUE. The representations and warranties of Buyer contained herein and in all certificates, agreements and other documents delivered by Buyer to Seller pursuant hereto or in connection with the transactions contemplated herein shall be true and accurate in all material respects as of the date hereof and as of the Closing Date.

          3.2 PERFORMANCE. Buyer shall have performed and complied in all material respects with all agreements, obligations and conditions required by this Agreement to be performed or complied with by it including, without limitation, payment of the Purchase Price and the payments set forth in
   Section 1.4(a) above and shall have delivered all items required to be delivered pursuant to Section 1.5 by it on or prior to the Closing Date.

          3.3 TERMINATION AND RELEASE. (a) Seller shall have received a release and discharge executed by the Agent and (if necessary) the Banks, reasonably satisfactory in form and substance to Seller, whereby Seller is released from and discharged of its obligations under the Loan Agreement, the Security Documents and the Notes (each as defined in the Loan Agreement), and such release and discharge shall provide that the Agent and the Banks shall have released to Seller and otherwise discharged all mortgages, liens, security interests and encumbrances on any property of the Seller whatsoever (including without limitation, permits, goods, equipment, intangibles and deposit accounts) entered into or obtained by the Agent and the Banks in connection with Seller's obligations under the Loan Agreement, the Security Documents and the Notes.

          (b) On the Closing Date, Seller shall have received satisfactory assurances of payment in cash in immediately available funds on the Escrow Release Date of an amount equal to the balance to be on deposit on the Escrow Release Date, and all accrued interest thereon, in accounts held as cash collateral and/or reserve accounts in connection with the Loan Agreement and/or the Security Documents.

          3.4 TRANSMISSION AGREEMENT. Seller and Buyer shall have entered into an agreement on terms and conditions reasonably satisfactory to Seller for the transmission of power generated at the Facility from the Facility to points at which Buyer's transmission system interconnects with the transmission system of other electric utilities for the purpose of enabling Seller (or any successor owner or user of the Facility) to compete for the sale of capacity and energy to other utilities in the bulk power supply market, or (except to the extent such restriction is prohibited by law) to entities that are not retail customers of Buyer. Such agreement shall provide for such transmission services at non-discriminatory rates customarily available among electric utilities. To the extent that the approval of the Federal Energy Regulatory Commission or other governmental agency is required as a condition to the effectiveness of such agreement, at Seller's request and upon payment by Seller to Buyer of any required filing fee, Buyer will use its best efforts to obtain the requisite approval; such approval, however, is not a condition to Seller's obligations to consummate the Closing on the Closing Date.

          3.5 SPECIAL FACILITIES. Seller and Buyer shall have entered into an agreement, on terms and conditions reasonably satisfactory to Seller and no less favorable to Seller than under the Agreement for Installation of Special Facilities for Parallel Operation Between Bangor Hydro-Electric Company and Babcock-Ultrapower West Enfield (the "Special Facilities Agreement") in effect as of the date of this Agreement, providing for the continued use of the Special Facilities (as defined in the Special Facilities Agreement) by Seller (or any successor owner or user of the Facility). To the extent that the approval of the MPUC or other governmental agency is required as a condition to the effectiveness of such agreement, at Seller's request, Buyer will use its best efforts to obtain the requisite approval; such approval, however is not a condition to Seller's obligation to consummate the Closing on the Closing Date. In the absence of such approved agreement, Buyer will make the Special Facilities available to Seller (and any such successor) pursuant to the applicable industrial tariff in effect from time to time.

          3.6 DISPATCH SERVICES AGREEMENT. Seller and Buyer shall have entered into an agreement, on terms and conditions reasonably satisfactory to Seller, requiring Buyer to provide dispatch services to Seller (or any successor owner or user of the Facility) to allow Seller or such successor to sell energy and capacity into northeastern power markets. To the extent that the approval of the Federal Energy Regulatory Commission or other governmental agency is required as a condition to the effectiveness of such agreement, at Seller's request and upon payment by Seller to Buyer of any required filing fee, Buyer will use its best efforts to obtain the requisite approval; such approval, however, is not a condition to Seller's obligation to consummate the Closing on the Closing Date.

          3.7 STATION SERVICE RATE AGREEMENT. Seller and Buyer shall have entered into an agreement, on terms and conditions and at a rate reasonably satisfactory to Seller, providing for the supply of electric power by Buyer to the Facility (notwithstanding any subsequent change in ownership of the Facility). To the extent that the approval of the MPUC or other governmental agency is required as a condition to the effectiveness of such agreement, at Seller's request, Buyer will use its best efforts to obtain the requisite approval; such approval, however, is not a condition to Seller's obligation to consummate the Closing on the Closing Date. In the absence of such approved agreement, Buyer will make electric power available to the Facility at rates and pursuant to terms and conditions on file with the MPUC.

          3.8 JONESBORO. On the Closing Date, there shall have been consummated in accordance with the Jonesboro Purchase Agreement, the sale to the Buyer of all right, title and interest of Babcock-Ultrapower Jonesboro in and to the Power Purchase Agreement, dated as of August 13, 1984, as amended to date, regarding the wood-fired small power production facility located in Jonesboro, Maine.

          3.9 NO LITIGATION. No litigation whose subject matter relates to any of the transactions contemplated by this Agreement shall be pending or threatened before any court or regulatory agency the outcome of which, in the reasonable opinion of Seller, could materially adversely affect the ability of Seller to consummate such transactions.

          3.10  SCHEDULE 6.3(B).  Any claims under the Power Purchase
   Agreement which Buyer shall have proposed to add to Schedule 6.3(b) after the Underwriting Date shall be reasonably satisfactory to Seller.


                                  ARTICLE 4
                   REPRESENTATIONS AND WARRANTIES OF BUYER

          Buyer hereby represents and warrants to Seller on the date hereof and as of the Closing Date as follows:

          4.1 ORGANIZATION. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Maine and has the full corporate power and authority to carry on its business as it is now being conducted.

          4.2 AUTHORIZATION. Buyer has the full corporate power and authority to enter into this Agreement, the Assignment and the agreements referred to in Sections 3.4 through 3.7 hereof (such agreements referred to in Sections 3.4. through 3.7 hereof collectively, the "Post-PPA Agreements") and to perform its obligations hereunder and thereunder. Buyer's execution, delivery and performance of this Agreement have been, and Buyer's execution, delivery and performance of the Assignment, the Post-PPA Agreements and all other documents or instruments incidental thereto will have been, prior to the execution thereof, approved by all necessary corporate action on the part of Buyer. Except where governmental approvals for Post-PPA Agreements may be required as noted in Sections 3.4 through 3.7, this Agreement is, and the Assignment and the Post-PPA Agreements, when executed and delivered, will be, the valid and binding obligations of Buyer enforceable in accordance with their respective terms, except as such enforceability may be limited by bankruptcy, insolvency and other similar laws affecting creditors' rights generally and by general principles of equity, regardless of whether such equitable principles are considered in a proceeding at law or in equity.

          4.3 CONSENTS AND APPROVALS OF GOVERNMENTAL AUTHORITIES AND THIRD PARTIES. Except for the approval of the MPUC referred to in Section 2.3 above and approvals described in Sections 3.4 to 3.7 with respect to the Post-PPA Agreements, no consent, approval or authorization of, or declaration, filing or registration with, any court or governmental or regulatory authority or any other third party is required to be made or obtained by Buyer in connection with the execution, delivery and performance of this Agreement, the Assignment or the Post-PPA Agreements. As of the Closing Date, the MPUC approval referred to in the preceding sentence has been obtained. Any stocks, bonds, notes or other evidence of indebtedness issued or sold or to be issued or sold pursuant to or in reliance on and in accordance with such MPUC approval are and shall be valid, binding and enforceable in accordance with their terms, including the terms of any agreement, instrument or document under or pursuant to which the stocks, bonds, notes or other evidences of indebtedness are issued.

          4.4 LITIGATION. No actions, claims, proceedings, suits, investigations, orders to show cause, notices of violation or notices of apparent liability or forfeiture are pending, or to the best knowledge of Buyer threatened, against Buyer questioning or challenging the validity of this Agreement, the Assignment or the Post-PPA Agreements or any action taken or proposed to be taken by Buyer pursuant hereto or in connection with the transactions contemplated hereby or thereby.

          4.5 NO VIOLATION. Subject to any necessary consents of Buyer's lenders referred to in Section 2.4 above, Buyer's execution, delivery and performance of this Agreement, the Assignment or the Post-PPA Agreements will not violate or conflict with, or require a consent or result in a default or event of default under, any material contract, agreement, note, mortgage or indenture, or any judgment, order or decree, to which Buyer is a party or by which it or its assets are bound. As of the Closing Date, the lenders' approval referred to in the preceding sentence has been obtained.


                                  ARTICLE 5
                  REPRESENTATIONS AND WARRANTIES OF SELLER

          Seller hereby represents and warrants to Buyer on the date hereof and as of the Closing Date as follows:

          5.1 ORGANIZATION. Seller is a joint venture formed as a general partnership duly organized, validly existing and in good standing under the laws of the State of California and has the full partnership power and authority to carry on its business as it is now being conducted.

          5.2 AUTHORIZATION. Seller has the full power and authority to enter into this Agreement, the Assignment and the Post-PPA Agreements and to perform its obligations hereunder and thereunder. Seller's execution, delivery and performance of this Agreement have been, and Seller's execution, delivery and performance of the Assignment and the Post-PPA Agreements will have been, prior to the execution thereof, approved by all necessary partnership action on the part of Seller and by all corporate and partnership action on the part of its partners. This Agreement is, and the Assignment and the Post-PPA Agreements, when executed and delivered, will be, the valid and binding obligations of Seller enforceable in accordance with their respective terms, except as such enforceability may be limited by bankruptcy, insolvency and other similar laws affecting creditors' rights generally and by general principles of equity, regardless of whether such equitable principles are considered in a proceeding at law or in equity.

          5.3 CONSENTS AND APPROVALS OF GOVERNMENTAL AUTHORITIES. Except for any approvals described in Sections 3.4 to 3.7 with respect to the Post-PPA Agreements, no consent, approval or authorization of, or declaration, filing or registration with, any court or governmental or regulatory authority is required to be made or obtained by Seller in connection with its execution, delivery and performance of this Agreement, the Assignment or the Post-PPA Agreements.

          5.4 LITIGATION. No actions, claims, proceedings, suits, investigations, orders to show cause, notices of violation or notices of apparent liability or forfeiture are pending, or to the best knowledge of Seller threatened, against Seller questioning or challenging the validity of this Agreement, the Assignment or the Post-PPA Agreements or any action taken or proposed to be taken by Seller pursuant hereto or in connection with the transactions contemplated hereby or thereby.

          5.5 NO VIOLATION. Subject to consent of the Agent and the Banks under the Loan Agreement, Seller's execution, delivery and performance of this Agreement, the Assignment or the Post-PPA Agreements will not violate or conflict with, or require the consent or result in a default or event of default under, any material contract, agreement, note, mortgage or indenture, or any judgment, order or decree to which Seller is a party or by which it or its assets are bound.


                                  ARTICLE 6
                          MISCELLANEOUS PROVISIONS

          6.1 TRANSACTION COSTS. (a) Buyer shall be responsible for all out-of-pocket costs and expenses incurred by or on behalf of Buyer in connection with this Agreement, including the fees and costs of its counsel, and shall also be responsible for fees and costs of counsel to Seller reasonably incurred in connection with this Agreement and the transactions contemplated hereby and of counsel to the Agent and the Banks (to the extent that Seller determines it is responsible for such fees and costs under the Loan Agreement and the Security Documents) incurred in connection with this Agreement and the transactions contemplated hereby, in each case whether or not the Closing occurs. In addition, Buyer shall be responsible for the travel expenses and out-of-pocket costs of Seller and each partner of Seller incurred in connection with this Agreement and the transactions contemplated hereby to the extent such costs exceed $15,000, whether or not the Closing occurs. Buyer shall also be responsible for all amendment, prepayment, breakage, termination, up-front, commitment or other Bank fees or costs or expenses payable in connection with the payment of the obligations of the Seller under the Loan Agreement as of the Escrow Release Date and the incurrence by Buyer of new debt in connection with the transactions contemplated hereby.

          (b) This obligation shall survive the Closing or any termination of this Agreement, and Buyer shall pay such fees, costs and expenses (i) within 15 days after receipt of invoices submitted to Buyer by Seller (together with such supporting data in reasonable detail and such supporting documentation as may be reasonably available to Seller) as such fees, costs and expenses are incurred, and (ii) at the Closing to the extent they are known and are the subject of invoices provided to Buyer pursuant to Section 1.4(a)(iv) hereof.

          6.2 TERMINATION. This Agreement may be terminated at any time by the mutual agreement of Seller and Buyer, and will terminate at 12:01 A.M. (New York time) on September 16, 1995 unless extended by mutual agreement of Seller and Buyer.

          6.3 SURVIVAL. (a) All covenants, agreements, representations, and warranties made by the parties to this Agreement or in any agreement, document, or instrument executed and delivered pursuant hereto or in connection with the transactions contemplated hereby shall survive the Closing, to the extent of and in accordance with their terms.

          (b) From and after the Closing Date and notwithstanding the consummation of the sale described in Section 1.1 hereof, all rights of Buyer and Seller against each other under the Power Purchase Agreement in respect of any claim of either Buyer or Seller which is described in Schedule 6.3(b) hereof, or any claim arising during the period from the date hereof until the Closing Date and which shall be described in Schedule 6.3(b) hereof as amended as of the Closing Date, shall survive and be preserved for further action by Buyer or Seller in accordance with the terms of the Power Purchase Agreement as in effect on the date hereof and applicable law.

          6.4 TAX INDEMNIFICATION. (a) Buyer hereby agrees to indemnify and hold Seller and each partner of Seller (each, a "Tax-Indemnified Party") harmless on an After-Tax Basis from and against any and all taxes, fees, duties, impost, levies or charges of whatsoever nature (other than taxes of general applicability based on income) imposed by the State of Maine or any political subdivision thereof or any taxing authority of such State or political subdivision and all interest, penalties or similar liabilities with respect thereto (any such amounts, "Taxes") solely as a result of any payment made or to be made by Buyer to Seller pursuant to this Agreement or as a result of the purchase and sale of Seller's right, title and interest in and to the Power Purchase Agreement as contemplated by this Agreement but only to the extent such Taxes are imposed as a result of a Change in Law after the date of this Agreement. Buyer agrees to pay (or reimburse such Tax-Indemnified Party for payment of) any and all Taxes within 45 days of the date on which such Tax-Indemnified Party delivers to Buyer the documentation required by the immediately succeeding paragraph.

          Each Tax-Indemnified Party will (i) notify Buyer in writing within five business days of such Tax-Indemnified Party's receipt of an assessment, notice or request for payment of any such Tax from a taxing authority, and
   (ii) supply to Buyer not less than twenty business days in advance of the due date therefor calculations, documentation and forms of returns (or, at the option of such Indemnified Party, pertinent portions of or excerpts from such returns) demonstrating the nature, amount and calculation of any Tax which such Tax-Indemnified Party believes Buyer is obligated to pay pursuant to this Section. In no event will Buyer be obligated to pay interest, penalties or late charges due as a result of a Tax-Indemnified Party's failure to file returns or make Tax payments within the time periods required by law unless such failure is the result of the action or inaction of Buyer. Failure of a Tax-Indemnified Party to provide any notice or other item to Buyer as described in this paragraph by the time specified in this or the immediately succeeding paragraph shall not, however, affect such Tax-Indemnified Party's right to indemnification as provided in the first paragraph of this Section 6.4(a).

          Each Tax-Indemnified Party will promptly notify Buyer of any event which such Tax-Indemnified Party believes constitutes or may constitute a Change of Law promptly after becoming aware thereof. Buyer may, at its option, require such Tax-Indemnified Party, with funds provided by Buyer, to make any payment of Tax pursuant to this Section under protest and may at Buyer's sole expense contest the assessment or calculation of such Tax before the relevant taxing authority. Each Tax-Indemnified Party agrees to Buyer exercising direction and control of any such protest and any related proceeding, and will provide reasonable cooperation at Buyer's request and sole expense in the conduct thereof.

          (b) For purposes of Section 6.4(a) above, (i) "Change in Law" shall mean any finally adopted change in law, rule or regulation, or official published interpretation thereof in each instance, and (ii) "After-Tax Basis" shall mean on a basis such that any payment required to be paid on such basis shall, if necessary, be supplemented by a further payment so that the sum of the two payments, after deduction of all taxes, penalties, fines, interest and other charges resulting from the receipt (actual or constructive) of such payments imposed by or under any Federal, state or local governmental authority in the United States or subdivision or any taxing authority of any thereof (assuming for this purpose that each Tax-Indemnified Party is a tax-paying entity in the State of Maine subject to the maximum applicable corporate income tax rates then in effect), and after taking into account all related tax savings (whether by deduction, credit or otherwise) actually realized as a result of such payments or the event or circumstance giving rise thereto, shall be equal to the payment so required.

          (c) Each Tax-Indemnified Party agrees not to actively support the adoption of any Change in Law to which the indemnification contained in this
   Section 6.4 would apply and further agrees that none of its affiliates shall do so. In addition, each partner of Seller agrees that at the request and at the expense of Buyer it will use reasonable efforts to assist in any challenge to any such Change in Law.

          6.5 GENERAL INDEMNIFICATION BY BUYER. Buyer shall defend, indemnify and hold Seller, each partner thereof, and each partner's directors, officers, employees, agents, attorneys, and affiliates (each, a "Seller Indemnified Party") harmless at all times against and in respect of any claim, action, loss, cost, expense, liability, penalty or interest, or damage (collectively, "Damages") suffered or incurred by such Seller Indemnified Party, and all other costs and expenses incurred by such Seller Indemnified Party in necessary investigation or, after notice to Buyer of its intent to do so, in attempting to avoid or oppose the imposition thereof, arising out of, relating to, or resulting from, (i) any breach of any representation, warranty, covenant, or agreement made by Buyer in this Agreement, or in any agreement, document, or instrument executed and delivered pursuant to or in connection with the transactions contemplated hereby or thereby; or (ii) the non-performance or malperformance of any obligation to be performed on the part of Buyer under this Agreement or in any agreement (including, without limitation, any agreement entered into pursuant to Section 1.8 hereof), document or instrument executed and delivered pursuant hereto or in connection with the transactions contemplated hereby or thereby; PROVIDED that Buyer shall not be obligated to indemnify any Seller Indemnified Party for any Damages suffered or incurred by such Seller Indemnified Party as a result of such Seller Indemnified Party's gross negligence or willful misconduct.

          6.6 GENERAL INDEMNIFICATION BY SELLER. Seller shall defend, indemnify and hold Buyer, and each of Buyer's directors, officers, employees, agents, attorneys, and affiliates (each, a "Buyer Indemnified Party") harmless at all times against and in respect of any Damages suffered or incurred by such Buyer Indemnified Party, and all other costs and expenses incurred by such Buyer Indemnified Party in necessary investigation or, after notice to Seller of its intent to do so, in attempting to avoid or oppose the imposition thereof, arising out of, relating to, or resulting from, (i) any breach of any representation, warranty, covenant, or agreement made by Seller in this Agreement, or in any agreement, document, or instrument executed and delivered pursuant to or in connection with the transactions contemplated hereby or thereby; or (ii) the non-performance or malperformance of any obligation to be performed on the part of Seller under this Agreement or in any agreement, document or instrument executed and delivered pursuant hereto or in connection with the transactions contemplated hereby or thereby; PROVIDED that Seller shall not be required to indemnify any Buyer Indemnified Party for any Damages suffered or incurred by such Buyer Indemnified Party as a result of such Buyer Indemnified Party's gross negligence or willful misconduct.

          6.7 DEFENSE AGAINST ASSERTED CLAIMS; LIMITATIONS. (a) If any claim or assertion for Damages is made or asserted against any Seller Indemnified Party or Buyer Indemnified Party, as applicable, as provided in
   Section 6.5 or 6.6, such Seller Indemnified Party or Buyer Indemnified Party (each hereinafter referred to as an "Indemnified Party") shall with reasonable promptness give to the other party (the "Indemnifying Party") written notice of the claim or assertion for Damages and request the Indemnifying Party to defend the same. The Indemnifying Party shall, at its expense, assume the defense of such claim or assertion with counsel reasonably satisfactory to the Indemnified Party. The Indemnified Party shall have the right to employ separate counsel in any such action and to participate in the defense thereof, but the fees and expenses of such separate counsel shall be at the expense of the Indemnified Party unless (i) the engagement of such counsel has been specifically authorized by the Indemnifying Party in writing, (ii) the Indemnifying Party has failed to assume the defense of such claim or assertion within ten (10) days after being notified of such claim, (iii) the named parties to such action (including any impleaded parties) include both the Indemnifying Party and the Indemnified Party, and the Indemnified Party shall have reasonably concluded that there may be one or more legal defenses available to the Indemnified Party which are different from or in addition to those available to the Indemnifying Party, or (iv) such action involves a criminal claim against such Indemnified Party. In the event the conditions set forth in clause
   (iii) of the preceding sentence are met, the Indemnifying Party shall not have the right to assume the defense of such action on behalf of the Indemnified Party as to such legal defenses available to the Indemnified Party which are different from or in addition to those available to the Indemnifying Party, but shall indemnify the Indemnified Party against all litigation expenses (including reasonable fees of counsel) in connection with such defenses. The indemnification to which this Section 6.7 relates shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received (together with such supporting data in reasonable detail and such supporting documentation as may be reasonably available to the Indemnified Party) or loss, damage, liability, cost, or expense is incurred; PROVIDED, that no settlement or compromise of any claim asserted or action commenced in respect of which the Indemnifying Party will be liable in accordance with its indemnity under this Agreement shall give rise to liability of such Indemnifying Party unless such Indemnifying Party shall have been notified in writing of the proposed settlement or compromise and shall have consented in writing thereto, which consent shall not be unreasonably withheld so long as any claims which have been or may be asserted against the Indemnifying Party in such action or any related or future action are to be released with prejudice in connection with such settlement or compromise, it being understood, however, that in the event the Indemnifying Party unreasonably withholds its consent to a settlement or compromise as to which it has agreed above that such consent shall not be unreasonably withheld, the Indemnified Party may proceed to consummate such settlement or compromise without the consent of the Indemnifying Party and may pursue its indemnification claims hereunder against the Indemnifying Party as provided herein in respect of the cost of such settlement or compromise. Buyer and Seller will cooperate with each other and shall take reasonable measures to obtain the cooperation of Seller's Indemnified Parties and Buyer's Indemnified Parties, as applicable, in the defense of any action and the relevant records of each shall be available to the other with respect to such defense.

          (b)  In no event shall either party be liable to any Idemnified
   Party (as defined in Section 6.7) for any consequential, special, indirect or incidental damages, or loss of profits, cost of money, claims of customers or claims of financiers, or any amounts in settlement thereof, howsoever the same may be caused, in connection with any claim arising under this Agreement except to the extent any of the foregoing are included in a third party claim against a Seller Indemnified Party or Buyer Indemnified Party, as the case may be, to which the provisions of Section 6.5 or 6.6 apply. In addition, each Seller Indemnified Party and each Buyer Indemnified Party shall use reasonable efforts to mitigate any Damages which may be the subject of an indemnification claim by it pursuant to Section 6.5 or 6.6 hereof, as applicable.

          6.8 CONDUCT PRIOR TO CLOSING. During the period from the date of this Agreement to the Closing Date, (i) Buyer shall confer on a regular and frequent basis with one or more representatives of Seller to report on the status of the various conditions set forth in Article 2 hereof, (ii) Seller agrees to provide reasonable cooperation to Buyer in connection with the possible minimization of the amounts payable pursuant to Section 1.4(a)(iii) hereof, and (iii) promptly upon learning thereof, each of Buyer and Seller shall notify the other of any breach of any representation or warranty set forth in Section 4 or Section 5 hereof.

          6.9 NOTICES. All notices, requests or other communications required or permitted hereunder shall be given in writing and shall be deemed to have been duly given, if delivered in hand, on the date of receipt (or refusal), or if given by Federal Express or similar nationally recognized expedited overnight commercial courier, when delivered to Federal Express or similar nationally recognized expedited overnight commercial courier, addressed to the recipient of the notice, with all freight charges paid, or if given by facsimile transmission, when sent, to the following addresses and facsimile numbers:

   If to Seller, to:

     Babcock & Wilcox West Enfield Power, Inc.
     20 South Van Buren Avenue
     Barberton, Ohio  44203
     Facsimile:  216-860-1868
     Attention:  Vice President, Operations

     and

     ESI West Enfield Limited Partnership
     c/o ESI Energy, Inc.
     1400 Centrepark Boulevard, Suite 600
     West Palm Beach, Florida  33401
     Facsimile:  (407) 687-4932
     Attention:  Vice-President, Business Management

     and

     L.G.& E. Power 5 Incorporated
     2030 Main Street, 12th Floor
     Irvine, California  92714
     Facsimile:  (714) 955-4333
     Attention:  President

   If to Buyer, to:

     Bangor Hydro-Electric Company
     P.O. Box 932
     33 State Street
     Bangor, ME 04402-0932
     Facsimile:  207-990-6963
     Attention:  Robert S. Briggs, President

   or to such other address or number as any party may have designated for itself by written notice to the other in the manner herein prescribed, except that notices of change of address shall be effective only upon receipt.

          6.10 ASSIGNMENT. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by either of the parties hereto without the prior written consent of the other party and any assignment made absent such consent shall be void AB INITIO.

          6.11 GOVERNING LAW. This agreement and the legal relations between the parties hereto shall be governed by and construed in accordance with the laws of the State of Maine.

          6.12 COUNTERPARTS. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          6.13 HEADINGS. The headings contained in this Agreement are inserted for convenience only and are not intended to be determinative or interpretive of the substance of this Agreement.

          6.14 ENTIRE AGREEMENT. This Agreement embodies the entire agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties, covenants or undertakings other than those expressly set forth or referred to herein. This Agreement supersedes all prior agreements and understandings between the parties with respect to the subject matter hereof.

          6.15 EFFECTIVENESS. This Agreement shall become effective on the date (the "Effective Date") on which (i) Seller and Buyer shall have signed a copy hereof (whether the same or different copies), (ii) Buyer shall have delivered to Seller instruments with the same substantive effect as those required by Sections 1.5(ii) and (iii) to be delivered by Buyer on the Closing Date, (iii) Seller shall have delivered to Buyer instruments with the same substantive effect as those required by Sections 1.6(ii) and (iii) to be delivered by Seller on the Closing Date, and (iv) Seller shall have received any necessary consent of the Agent and the Banks under the Loan Agreement to its execution and delivery of this Agreement.

          6.16 CONDITIONS PRECEDENT. Seller and Buyer agree to use reasonable efforts to satisfy, on or prior to the Closing Date, the conditions precedent to their respective obligations to consummate the Closing set forth in Article 2 and Article 3 hereof.

          6.17 FUEL PURCHASE. Except as provided herein, Seller shall not purchase any fuel for use at the Facility unless Buyer shall have consented to such purchase. Seller may purchase fuel without Buyer's consent provided that Buyer shall not be obligated pursuant to Section 1.4(a)(i) and Section 1.7(b) to pay the book inventory value or disposal cost of any such fuel purchased without its consent. Any impairment of Seller's ability to comply with the Power Purchase Agreement as a result of the operation of this
   Section 6.17 shall not be the basis for any claim of a default on the part of the Seller under the Power Purchase Agreement.

          6.18 DISCLOSURE. Each of Seller and Buyer agrees that the terms of this Agreement may be disclosed to any regulatory agency which has jurisdiction over Seller, Buyer, or any of their respective affiliates, to any of their respective lenders, in any filings under the securities laws, in any disclosure document delivered to its shareholders or in connection with any offering of its securities.

            IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first above written.


                         BANGOR HYDRO-ELECTRIC COMPANY,



                         By: /s/ Robert S. Briggs
                               -----------------------
                            Name:
                            Title:


                         BABCOCK-ULTRAPOWER WEST ENFIELD,
                         a California general partnership

                           By:  L.G.& E. POWER 5
                                INCORPORATED,
                                its general partner



                                By: /s/ Scott Noll
                                   -----------------
                                   Name:
                                   Title:


                           By:  ESI WEST ENFIELD LIMITED
                                PARTNERSHIP,
                                a Delaware Limited
                                Partnership


                                By:  ESI WEST ENFIELD,
                                     INC.,
                                     its general partner



                                     By: /s/ Lori Bonilla
                                        -------------------
                                    Name:
                                    Title:


                           By:  BABCOCK & WILCOX WEST
                                ENFIELD POWER, INC.,
                                its general partner



                                     By: /s/ Jack M. Arnold
                                        --------------------
                                   Name:
                                   Title:

                                                                    EXHIBIT A
                                                        to Purchase Agreement


                    ASSIGNMENT OF POWER PURCHASE AGREEMENT


          THIS ASSIGNMENT OF POWER PURCHASE AGREEMENT (this "Assignment") is made and entered into as of [closing date] by and between BABCOCK-ULTRAPOWER WEST ENFIELD, a joint venture formed as a California general partnership (the "Assignor"), and BANGOR HYDRO-ELECTRIC COMPANY, a Maine corporation (the "Assignee").


                           W I T N E S S E T H :

          WHEREAS, the Assignor and the Assignee are parties to the Power Purchase Agreement dated as of August 13, 1984 (as amended to date, the "Power Purchase Agreement");

          WHEREAS, the Assignor has agreed to sell to the Assignee and the Assignee has agreed to purchase all of Assignor's right, title and interest in and to the Power Purchase Agreement on the terms and conditions set forth in the Purchase Agreement dated as of March 31, 1995 (the "Purchase Agreement") by and between the Assignor and the Assignee; and

          WHEREAS, it is a condition to the obligations of the parties under the Purchase Agreement that this Assignment be executed and delivered;

          NOW, THEREFORE, in consideration of the mutual promises contained herein and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

          1. ASSIGNMENT. The Assignor hereby sells, assigns, transfers, conveys and delivers to the Assignee, without recourse (except for any misrepresentation regarding the subject matter stated in the immediately succeeding sentence) to the Assignor and without any warranty to the Assignee, either express or implied, as to any matter whatsoever and without representation except as herein expressly made, and the Assignee hereby purchases from the Assignor, all of the Assignor's right, title and interest in and to the Power Purchase Agreement (the "Interest"). The Assignor and each partner of the Assignor represent to the Assignee that the Assignor is the sole owner of the Interest herein conveyed and that such Interest of the Assignor is free and clear of all liens, security interests, claims or encumbrances whatsoever.

          2. RELEASE OF CLAIMS. Except with respect to any claims which are to survive the execution and delivery of this Assignment and the consummation of the transactions contemplated by the Purchase Agreement pursuant to the terms of Section 6.3(b) of the Purchase Agreement, the Assignor and each partner of the Assignor hereby release the Assignee, its officers, directors, employees, agents and affiliates, and the Assignee hereby releases the Assignor, each partner of the Assignor and each partner's officers, directors, employees, agents and affiliates, fully, finally, and forever from all claims (known or unknown) which have been or could be asserted by the parties hereto arising out of, under or in connection with the Power Purchase Agreement under the statutory or common law of any jurisdiction, including, without limitation, any and all manner of actions, causes of action, suits, damages, sums of money, controversies, agreements, promises, court costs, judgments, attorneys' fees, claims for exemplary or punitive damages, claims for consequential damages, and all claims and demands of whatever type in law or in equity, which any party to this Assignment ever had, now has or which any party to this Assignment hereafter can, shall or may have for, upon, or by reason of the Power Purchase Agreement.

          3. CAPITALIZED TERMS. All capitalized terms not otherwise defined in this Assignment shall have the meanings ascribed to such terms in the Purchase Agreement.

          4. COUNTERPARTS. This Assignment may be executed in several counterparts each of which shall constitute but one and the same instrument.

          5. GOVERNING LAW. This Assignment shall be governed by and construed in accordance with the laws of the State of Maine.

          6. AMENDMENTS. This Assignment shall not be amended except by an instrument in writing executed by the parties through their duly authorized representatives.
           IN WITNESS WHEREOF, the parties hereto have caused this Assignment to be duly executed as of the day and year first written above.

                         BABCOCK-ULTRAPOWER WEST ENFIELD,
                         a general partnership, as Assignor


                         By:  L.G.& E. POWER 5 INCORPORATED,
                                its general partner


                              By:_______________________
                                 Name:
                                 Title:

                         By:  ESI WEST ENFIELD LIMITED
                               PARTNERSHIP,
                                a Delaware Limited
                                Partnership

                              By:  ESI WEST ENFIELD, INC.,
                                   its general partner


                                 By:_______________________
                                    Name:
                                    Title:

                         By:  BABCOCK & WILCOX WEST ENFIELD
                              POWER, INC., its general
                              partner


                              By:_______________________
                                 Name:
                                 Title:

                         BANGOR HYDRO-ELECTRIC COMPANY,
                         a corporation, as Assignee


                         By________________________
                                Name:
                                   Title:
                                                                    EXHIBIT B




                        [Opinion of Buyer's Counsel]



                                                               [Closing date]



   re  24.5 MW Production Facility
       in West Enfield, Maine


   Babcock & Wilcox West Enfield Power, Inc.
   20 South Van Buren Avenue
   Barberton, Ohio  44203

   ESI West Enfield Limited Partnership
   c/o ESI Energy, Inc.
   1400 Centrepark Boulevard, Suite 600
   West Palm Beach, Florida  33401

   L.G.& E. Power 5 Incorporated
   2030 Main Street, 12th Floor
   Irvine, California  92714

   Ladies and Gentlemen:

          I am General Counsel and Corporate Clerk of Bangor Hydro-Electric Company ("Buyer"), a Maine corporation, and have acted as its counsel in connection with the execution and delivery of the Purchase Agreement dated as of March 31, 1995 (the "Agreement") by and between Babcock-Ultrapower West Enfield ("Seller"), a joint venture formed as a California general partnership, and Buyer relating to the Power Purchase Agreement, dated as of August 13, 1984, as amended, by and between Seller and Buyer. All capitalized terms used herein and not otherwise defined shall have the respective meanings ascribed to such terms in the Agreement.

          In rendering this opinion, I have assumed the genuineness of all signatures, the authenticity of all documents submitted to me as originals and the conformity to authentic original documents of all documents submitted to me as certified, conformed or photostatic copies.

          I have examined and relied upon such documents, corporate records, certificates of corporate officers and representatives and other instruments and legal matters as I have deemed necessary for the purposes of the opinions expressed herein.

          Based upon the foregoing, it is my opinion that:

          1. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Maine. Buyer has full corporate authority and power to enter into the Agreement, the Post-PPA Agreements and the Assignment and to perform its obligations thereunder.

          2.  Except for such approvals with respect to the Post-PPA
   Agreements as are set forth in the Agreement, no consent, order, authorization, waiver, approval or any other action by, or registration, declaration or filing with, any person, board or body, public or private, is required for Buyer to enter into the Agreement, the Post-PPA Agreements or the Assignment or for Buyer to perform, and to be legally bound to perform, its obligations thereunder.

          3. The Agreement, the Post-PPA Agreements and the Assignment have been duly and validly authorized by all requisite action on the part of Buyer, have been duly and validly executed and delivered by Buyer and, assuming due authorization, execution and delivery by Seller, constitute the legal, valid and binding obligations of Buyer, enforceable against it in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency or other similar laws applicable to creditors' rights generally and except as the availability of any particular remedy may be limited by general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law, and subject in the case of the Post-PPA Agreements to the receipt of such approvals as are described in Sections 3.4 through 3.7 of the Agreement.

          4. The execution, delivery and performance of the Agreement, the Post-PPA Agreements and the Assignment will not result in any violation of the articles of incorporation or by-laws of Buyer or (subject in the case of the Post-PPA Agreements to the receipt of such approvals as are described in Sections 3.4 through 3.7 of the Agreement) any existing statute, law, governmental rule, regulation, decree or order applicable to Buyer or its properties, or contravene the provisions of or constitute a default under any material agreement, indenture, mortgage, lease or other instrument to which it or its property is or may be bound.

          5. There is no action, suit, proceeding or investigation at law or in equity or by or before any court or administrative agency pending or, to the best of my knowledge threatened against or affecting Buyer which questions the validity of the Agreement, the Post-PPA Agreements or the Assignment which, individually or in the aggregate, would have a material adverse effect upon the ability of Buyer to enter into and carry out its obligations under the Agreement, the Post-PPA Agreements or the Assignment.

          I am a member of the Bar of the State of Maine and express no opinion as to any laws other than the laws of the State of Maine and the federal laws of the United States.

          I am furnishing this opinion to you solely for your benefit in connection with the transactions contemplated by the Agreement and this opinion is not to be used, circulated, quoted or otherwise referred to for any other purpose without my prior written approval in each instance.

                              Very truly yours,

                                                                    EXHIBIT C





          Counsel to Seller and counsel to each partner of Seller shall deliver opinions, dated the Closing Date, to the effect that:

          1. Seller is a general partnership duly organized, validly existing and in good standing under the laws of the State of California. Seller is fully authorized and empowered to enter into the Agreement, the Post-PPA Agreements and the Assignment and to perform its obligations thereunder.

          2. No consent, order, authorization, waiver, approval or any other action by, or registration, declaration or filing with, any person, board or body, public or private, is required for Seller to enter into the Agreement, the Post-PPA Agreements or the Assignment for Seller to perform, and to be legally bound to perform, its obligations thereunder.

          3. The Agreement, the Post-PPA Agreements and the Assignment have been duly and validly authorized by all requisite action on the part of Seller, have been duly and validly executed and delivered by Seller and constitute the legal, valid and binding obligation of Seller, enforceable against it in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency or other similar laws applicable to creditors' rights generally and except as the availability of any particular remedy may be limited by general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law.

          4. The execution, delivery and performance of the Agreement, the Post-PPA Agreements and the Assignment will not result in any violation of the partnership agreement of Seller or any existing statute, law, governmental rule, regulation, decree or order applicable to Seller or its properties, or contravene the provisions of or constitute a default under any material agreement, indenture, mortgage, lease or other instrument to which it or its property is or may be bound.

          5. There is no action, suit, proceeding or investigation at law or in equity or by or before any court or administrative agency pending or, to the best of our knowledge threatened against or affecting Seller which questions the validity of the Agreement, the Post-PPA Agreements or the Assignment which, individually or in the aggregate, would have a material adverse effect upon the ability of Seller to enter into and carry out its obligations under the Agreement, the Post-PPA Agreements or the Assignment.

          6. Seller is the sole owner of the Interest (as defined in the Assignment) conveyed under the Assignment and such Interest of the Seller is free and clear of all liens, security interests, claims or encumbrances whatsoever.





                             PURCHASE AGREEMENT
                               Schedule 6.3(b)
                               DISPUTED ISSUES
                            West Enfield Facility


   OCTOBER 1994 CAPACITY AND
   ENERGY BILLINGS AND 1994 BONUS BILLINGS


   The facility completed its scheduled 1994 two-week maintenance outage a day and a half early and, as was the practice in the past, called Bangor Hydro for a dispatch order to either begin firm generation or curtail generation. The facility was instructed to curtail generation and received acknowledgments from the Bangor Dispatch Operators that the units were accepted back as available for service.

   The facility responded to these dispatch orders and Babcock-Ultrapower expected to receive decremental energy payments for the period commencing with Bangor's dispatch order; however, Bangor Hydro refused to pay the total invoiced amounts, claiming that a mandatory full two-week outage was required and that no decremental payments were due until this period was completed.

   Babcock-Ultrapower contends that the maintenance periods were terminated by Bangor Hydro's dispatch orders, and that these orders were to be relied upon based on past practices and actions of Bangor Hydro.

   The availability of decremental energy during this period also affects Babcock-Ultrapower's performance payment under the 1994 Bonus Billing.